Exhibit 2

Exhibit 2

Presentation to:

Southern Bancshares (N.C.), Inc.

William J. Wagner, CPA, Managing Director

Charles L. Stubbs, Vice President

HOWE BARNES INVESTMENTS, INC.

4000 WestChase Boulevard, Suite 110 Raleigh, NC 27607 Phone: 800-638-4250 Fax: 919-424-0110 bwagner@howebarnes.com

August 2005

Table of Contents

1. Common Stock Valuation Analysis

2. Pro Forma Analysis-Common Stock

3. Preferred Stock Valuation Analysis

4. Pro Forma Analysis-Series B Preferred Stock

5. Demographics

6. Exhibit A

7. Exhibit B

2

Common Stock Valuation Analysis

3

Methodologies

To establish a range of fair value for the common stock of Southern Bancshares, Inc. “Southern”, Howe Barnes Investments, Inc. “HBI” utilized three valuation methodologies:

Comparison to market multiples of banks nationwide

Comparison to market multiples of a selected group of peer banks “Guideline Companies”

Discounted cash flow analysis

In addition, HBI reviewed the historic trading activity of Southern’s common stock, but gave little consideration to it as the vast majority of trades were purchases by the bank

HBI reconciled the results of these analyses to establish a range of fair values for Southern’s common stock

4

Indexed Market Performance

Bank Southeast Banks Banks $500-$1.0B Banks $1.0B-$5.0B S&P 500

200 175 150 125 100 75 50

Aug-02 Nov-02 Feb-03 May-03 Jul-03 Oct-03 Jan-04 Apr-04 Jul-04 Oct-04 Jan-05 Apr-05 Jul-05

Trade data as of August 3, 2005 Source: SNL Financial, LC

5

Southern Trade History – Last 3 Years

Trade Price

$600 $500 $400 $300 $200 $100 $-

Share Volume

2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 -

01/16/02 01/29/02 02/20/02 05/22/02 05/31/02 07/19/02 10/03/02 02/26/03 01/27/03 11/28/03

12/09/03 02/09/04 02/13/04 07/14/04 3/30/04 07/30/04 7/29/04 08/26/04 10/15/04 10/07/04

10/27/04 02/25/05 03/01/05 03/21/05 05/27/05 3/23/05 06/21/05

Volume

Price

Source: Southern Management

6

Selection of Peer Groups

To help establish the range of fair value for the common stock of Southern, HBI reviewed the financial characteristics and trading prices of the following peer groups:

All publicly traded banks nationwide as identified by SNL Financial, LC All Southeast banks (AL,GA,NC,PR,SC,TN,VA,WV) All North Carolina banks All banks nationwide with assets between $900 million and $1.2 billion All banks nationwide with returns on average assets between .55% and .65% All banks nationwide with returns on average equity between 6.0% and 7.0%

The following pricing ratios for each peer group were reviewed:

Price / book value

Price / tangible book value

Price / earnings – reported last twelve months

Price / earnings – core* last twelve months

*Core earnings are net income minus after tax net non-operating income

7

Comparison to Bank Industry Median Ratios

All	U.S. Banks* Southeast Banks* North Carolina Banks* Southern Bancshares
Company	Financials 987 Banks 217 Banks 47 Banks
Total	Assets ($mil) $419 $400 $419 $1,058
Tangible	Equity/Assets % 8.2% 7.9% 7.8% 8.2%
NPAs/Assets	% 0.31% 0.46% 0.51% 0.12%
ROA	% 1.00% 0.98% 0.90% 0.59%
ROE	% 11.0% 10.9% 9.4% 6.7%
Efficiency	Ratio % 65% 63% 65% 75%
Pricing	Ratios
Price/Book	Value % 186% 175% 166%
Price/Tangible	BV % 200% 191% 180%
Price/LTM	Earnings x 17.3x 16.9x 18.9x
Price/LTM	Core Earnings x 17.4x 17.2x 19.0x
Price/2005E	Earnings x 16.2x 15.3x 15.4x
Dividend	Yield % 2.3% 2.3% 1.6%
Market	Value ($mil) $73 $69 $76

Southern is much larger than the median US bank

Southern has excellent asset quality Southern is not as profitable Southern is less efficient

Southeast banks trade at a slight discount to all US banks based on price/book value and price/earnings value

North Carolina banks trade at a discount to the median US bank based on price/book value, but at a premium based on price/earnings value

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005
8

Comparison to Nationwide Peer Groups

Based on Size

Banks*
Assets	900MM - 1.2B Southern Bancshares
Company	Financials 49 Banks
Total	Assets ($mil) $1,013 $1,058
Tangible	Equity/Assets % 7.5% 8.2%
NPAs/Assets	% 0.34% 0.12%
ROA	% 1.03% 0.59%
ROE	% 11.6% 6.7%
Efficiency	Ratio % 62% 75%
Pricing	Ratios
Price/Book	Value % 185%
Price/Tangible	BV % 225%
Price/LTM	Earnings x 17.6x
Price/LTM	Core Earnings x 17.4x
Price/2005E	Earnings x 16.2x
Dividend	Yield % 1.8%
Market	Value ($mil) $157

Southern is much less profitable Southern is less efficient Southern has more capital

Similar size banks trade at a premium to the median US banks based on price/tangible book value and at a slight premium based on price/LTM earnings

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Comparison to Nationwide Peer Groups Based on Profitability

Banks*
ROA	0.55% - .65% ROE 6.0% - 7.0% Southern Bancshares
Company	Financials 51 Banks 42 Banks
Total	Assets ($mil) $310 $169 $1,058
Tangible	Equity/Assets % 7.4% 8.7% 8.2%
NPAs/Assets	% 0.45% 0.24% 0.12%
ROA	% 0.60% 0.66% 0.59%
ROE	% 7.2% 6.6% 6.7%
Efficiency	Ratio % 74% 73% 75%
Pricing	Ratios
Price/Book	Value % 151% 141%
Price/Tangible	BV % 158% 156%
Price/LTM	Earnings x 20.1x 23.5x
Price/LTM	Core Earnings x 18.8x 22.4x
Price/2005E	Earnings x 18.5x 19.2x
Dividend	Yield % 2.0% 1.8%
Market	Value ($mil) $35 $30

Southern is a much larger bank Southern has a similar efficiency ratio

Banks that are similar to Southern based on profitability trade at a large discount to the median US bank based on price/book value, however they trade at a large premium based on price/earnings

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Comments on Financial Comparison

In comparison to national peer groups of publicly traded banks with characteristics similar to Southern; Southern,

Is much larger than the median US Bank Has strong asset quality Is not as profitable as the median US Bank Is less efficient than its peers

Overall, it is our opinion that bank pricing is primarily driven by profitability and asset size. It is also our opinion that profitability is more important the larger the bank.

Summary of National Peer Trading Multiples

Pricing Ratios*

Peer	Groups Weighting Price/ Book Value Price/ Tang. Book Value Price/LTM EPS Price/LTM Core EPS
Nationwide	5% 186% 200% 17.3x 17.4x
Southeast	5% 175% 191% 16.9x 17.2x
North	Carolina 5% 166% 180% 18.9x 19.0x
ROAA	.55%-.65% 30% 151% 158% 20.1x 18.8x
ROAE	6.0%-7.0% 35% 141% 156% 23.5x 22.4x
Assets	$900M-$1.2B 20% 185% 225% 17.6x 17.4x
Median	171% 186% 18.3x 18.1x
Weighted	Average 158% 176% 20.4x 19.6x
*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Trading Market Conclusions

The median price/book value ratio for all banks nationwide is 186% and the median price/earnings multiple is 17.3x Banks that are similar in size to Southern tend to trade slightly above the median US Bank, but they are also much more profitable Banks with profitability levels similar to Southern trade at a discount in terms of book value, but at a premium in terms of earnings. These banks are typically much smaller than Southern North Carolina banks trade at a discount to the median US Bank based on price/book value, but at a premium based on price/earnings Based on a review of the trading data for banks with similar financial characteristics, HBI selected the following pricing ratios to apply to Southern:

Selected Pricing Ratios

Southern Bancshares Low High Indicated Price Range Weighting

Price/Book Value $887.12 145% 165% $1,286.32 $1,463.75 20%

Price/Tangible BV $793.51 165% 185% $1,309.29 $1,467.99 20%

Price/LTM Earnings $56.96 18.0 x 22.0 x $1,025.27 $1,253.10 30%

Price/LTM Core Earnings $56.70 18.0 x 22.0 x $1,020.54 $1,247.33 30%

Weighted Average $1,132.86 $1,336.48

Range indicated by National Peers: $1,125.00 - $1,325.00

Guideline Company Selection

We reviewed all banks identified as public companies by SNL Financial, LC and selected a group of bank institutions that met the following criteria (the “Guideline Companies”):

Total assets between $700 million and $1.3 Billion (see exhibit A) Return on average equity less than or equal to 15% Asset growth less than or equal to 15% In states: AL,GA,MS,NC,SC,TN,VA,WV

We excluded companies that:

Did not have available pricing ratios Were targets of merger transactions In metro markets

The criteria resulted in the selection of 12 Guideline Companies

Financial Comparison to Guideline Companies

Southern	Bancshares(1) Guideline Companies(2)
Balance	Sheet Ratios
Total	Assets ($MM) $ 1,058 $ 911
Net	Loans / Assets 59.6% 73.9%
Deposits	/ Assets 85.7% 79.4%
Borrowings	/ Assets 4.0% 10.5%
GAAP	Tangible Equity / Assets 8.2% 7.9%
Profitability	Ratios
Interest	Rate Margin 3.65% 3.99%
Non-interest	Income / Average Assets 1.02% 1.09%
Non-interest	Expense / Average Assets 3.35% 3.12%
Efficiency	Ratio 75.3% 63.7%
ROA	0.59% 0.99%
ROE	6.7% 10.1%
Reserves	& Asset Quality
LLR	/ Loans 1.63% 1.21%
NPL’s	/ Loans 0.05% 0.61%
NPA’s	/ Assets 0.12% 0.84%
LLR	/ NPA’s 811.3% 110.2%
Other
Insider	Ownership 54.2% 11.8%
Institutional	Ownership 0.0% 9.2%
Deposits	/ Branch ($MM) $17 $ 31
(1)	Median based off of (LTM 03/31/05); source: SNL Financial, LC
(2)	Median ratios for publicly traded banks (LTM 03/31/2005); source: SNL Financial, LC

Southern has much fewer loans as a percentage of assets

Southern operates with a similar level of capital

Southern has higher operating expenses

Southern is less efficient

Southern is less profitable

Southern has strong asset quality and is very well reserved

Southern has much greater insider ownership

Much smaller branch size

Pricing Ratios for Guideline Companies

Company	Trading Market Pricing Multiples Financial Ratios
Price	To Earnings Ratios LTM

State/Company St Symbol Total Assets ($mil) Clsg Price $ E x c h Avg Daily Vol. (000s) Mkt. Cap. ($mil) Rep Core Price/ Book % Price/ Tang. Book % Divid. Yield % LTM ROAA % LTM ROAE % Effic. Ratio % Tang. Capital % NPAs/ Assets %

Guideline	Companies as of 08/01/2005
Bank	of Granite Corp. NC GRAN 1,069 20.67 O 15 271 20.3 20.3 193 210 2.5 1.31 9.6 52 12.2 0.98
Capital	Bank Corp. NC CBKN 917 16.81 O 8 111 18.9 20.8 140 167 1.4 0.70 8.0 72 7.4 1.30
Colony	Bankcorp Inc. GA CBAN 1,018 29.34 O 4 211 24.7 23.6 323 338 1.0 0.87 13.8 58 6.1 1.21
Eastern	Virginia Bankshares VA EVBS 732 20.00 O 2 98 14.5 14.6 160 182 3.0 0.96 11.4 68 7.4 0.18
FNB	Corp. NC FNBN 905 21.00 O 4 118 13.2 13.0 139 172 2.9 1.05 11.0 64 7.7 NA
First	M & F Corp. MS FMFC 1,208 33.48 O 2 150 13.0 13.0 131 153 3.1 1.01 10.3 63 8.2 0.43
LSB	Bancshares Inc. NC LXBK 989 18.00 O 7 154 17.8 17.8 169 170 3.8 0.93 9.5 70 9.2 0.70
National	Bankshares Inc. VA NKSH 820 46.97 O 3 165 13.3 13.3 183 228 3.0 1.56 14.3 51 9.0 0.09
Old	Point Financial Corp. VA OPOF 700 29.76 O 1 120 15.1 15.1 169 169 2.2 1.17 11.8 63 10.1 NA
Peoples	BancTrust Co. AL PBTC 781 15.99 O 2 94 14.5 14.9 116 127 2.8 0.79 8.3 77 9.6 NA
Peoples	Bancorp of NC Inc. NC PEBK 710 20.09 O 3 69 14.0 13.5 132 132 2.0 0.73 9.8 66 7.4 1.09
Yadkin	Valley Bank and Trust NC YAVY 991 14.44 O 4 154 15.0 15.1 136 203 3.1 1.09 9.3 60 8.0 0.50
High	12 1,208 15 271 24.7 23.6 323 338 3.8 1.56 14.3 77 12.2 1.30
3rd	Quartile 12 998 5 157 18.1 18.4 173 205 3.0 1.11 11.5 69 9.3 1.09
Median	12 911 4 135 14.8 15.0 150 171 2.8 0.99 10.0 64 8.1 0.70
1st	Quartile 12 769 2 108 13.8 13.4 135 164 2.1 0.85 9.4 59 7.4 0.43
Low	12 700 1 69 13.0 13.0 116 127 1.0 0.70 8.0 51 6.1 0.09

Source: SNL Financial, LC and HBI calculations

Additional Information for Guideline Companies

Company

Company Ticker City ST # of Off. States of Operation Shareholders Shares Outstanding Avg. Daily Volume (Shares) Weekly Vol./ Shares Out (%)

Bank	of Granite Corporation GRAN Granite Falls NC 21 NC(21) 2,700 13,088,167 23,864 0.91
Capital	Bank Corporation CBKN Raleigh NC 20 NC(20) 1,588 6,625,870 4,502 0.34
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 25 GA(25) 1,628 7,181,882 3,853 0.27
Eastern	Virginia Bankshares, Inc. EVBS Tappahannock VA 23 VA(23) 1,749 4,890,080 1,143 0.12
First	M & F Corporation FMFC Kosciusko MS 36 MS(35),TN(1) 1,254 4,490,159 254 0.03
FNB	Corp. FNBN Asheboro NC 22 NC(22) 1,807 5,619,050 2,893 0.26
LSB	Bancshares, Inc. LXBK Lexington NC 25 NC(25) 2,802 8,547,988 3,086 0.18
National	Bankshares, Incorporated NKSH Blacksburg VA 27 VA(27) 979 3,509,352 580 0.08
Old	Point Financial Corporation OPOF Hampton VA 19 VA(19) 1,319 4,016,144 226 0.03
Peoples	Bancorp of North Carolina, Inc. PEBK Newton NC 18 NC(18) 704 3,453,312 1,031 0.15
Peoples	BancTrust Company, Inc. PBTC Selma AL 24 AL(24) 858 5,890,000 3,112 0.26
Yadkin	Valley Bank and Trust Company YAVY Elkin NC 21 NC(21) 4,551 10,690,000 1,371 0.06

Source: SNL Financial, LC and HBI calculations

Guideline Company Trading Conclusions

The Guideline Companies consist of 12 Banks which are, although slightly more profitable, on balance similar in terms of financial characteristics to Southern

The Guideline Companies with the lowest ROAE have the lowest price/book values

The Guideline Companies are trading well below the national medians based on their median price/book value of 150% and their price/LTM earnings value of 14.8x

Based on a review of the trading data for banks with similar financial characteristics, HBI selected the following pricing ratios to apply to Southern:

Selected Pricing Ratios

Southern Bancshares Low High Indicated Price Range Weighting

Price/Book Value $887.12 130% 150% $1,153.25 $1,330.68 20%

Price/Tangible BV $793.51 150% 170% $1,190.26 $1,348.97 20%

Price/LTM Earnings $56.96 14.0 x 18.0 x $797.43 $1,025.27 30%

Price/LTM Core Earnings $56.70 14.0 x 18.0 x $793.75 $1,020.54 30%

Weighted Average $946.06 $1,149.67

Range indicated by Guideline Companies: $950.00 - $1,150.00

Discounted Cash Flow

A range of fair value for a common stock can be determined based on the present value of the expected dividendable cash flow to be available to shareholders

Southern provided HBI with financial projections through 12/31/08

To determine the present value of future cash flow beyond 12/31/08, assumptions were made regarding an appropriate terminal multiple

Dividendable cash flow is defined as net income less earnings retained to support asset growth by maintaining current equity levels

Financial Projections

The management of Southern provided HBI with the following financial projections through 2008:

Projections for the Year Ending December 31,

2005	2006 2007 2008
Total	Assets ($000s) 1,140,000 1,223,000 1,294,000 1,360,000
Growth	(%) 8% 7% 6% 5%
Equity	($000s) 102,260 108,090 118,370 129,200
Net	Income ($000s) 8,600 8,200 10,350 10,900
EPS	$78.96 $75.28 $95.02 $100.07
Book	value per share $938.85 $992.38 $1,086.76 $1,186.19
Dividends	per share $1.60 $1.60 $1.60 $1.60
ROA	0.78% 0.69% 0.82% 0.82%
ROE	8.6% 7.8% 9.1% 8.8%

Discounted Cash Flow (1)

Terminal Multiple

Discount Rate

14.0x	15.0x 16.0x 17.0x 18.0x
11.0%	$640 $678 $716 $753 $791
11.5%	$629 $666 $703 $741 $778
12.0%	$619 $655 $692 $728 $764
12.5%	$608 $644 $680 $716 $752
13.0%	$598 $633 $669 $704 $739
13.5%	$588 $623 $657 $692 $727
14.0%	$579 $613 $647 $680 $714

HBI discounted Southern’s projected dividendable cash flow to present value at discount rates between 11% and 14%.

HBI assumed that an appropriate terminal multiple for Southern would be between14x and 18x. HBI multiplied Southern’s 2008 estimated dividends available to shareholders by the selected terminal multiples and discounted this value to the present value. The dividends available to shareholders were calculated by adding back the intangible amortization (tax-adjusted at 39%) to net income and then subtracting a constant tangible capital level of 8.0% for each year through 2008, as well as subtracting the preferred dividends paid to the preferred stock shareholders. The sum of these values was the implied present value per share.

Range implied by dividend discount analysis - $575.00 to $800.00

(1)	Based on Southern’s management projections

Summary of Valuation Results

Range Implied by:

Weighting	Low High
National	Peer Medians 20% $1,125.00 $1,325.00
Selected	Guideline Companies 60% $950.00 $1,150.00
Discounted	Cash Flow 20% $575.00 $800.00
Average	$883.33 $1,091.67
Weighted	Average (Rounded) $900.00 $1,100.00

National Peers

Guideline Companies

Discounted Cash Flow $500 $700 $900 $1,100 $1,300 $1,500

Marketability Discount

Key Factors

Market demographics/attractiveness of franchise Historic trading volume Profitability (historic and future) The size and stability of dividends

Prospects for liquidity (probably length of holding period) The pool of potential buyers Acquisition potential

Observations

Safe and sound Low dividend Modest profitability Limited trading/not listed Most purchases by company Economically depressed markets Ability and intent to remain independent

Marketability Discount Studies

Study	Years Covered in Study Average Discount
SEC	Overall Average 1966-1969 25.8%
SEC	Non-Reporting OTC Companies 1966-1969 32.6%
Gelman	1968-1970 33.0%
Trout	1968-1972 33.5%
Moroney	(a) 35.6%
Maher	1969-1973 35.4%
Standard	Research Consultants 1978-1982 45.0% (b)
Willamette	Management Associates 1981-1984 32.0% (b)
Silber	1981-1988 33.8%
FMV	Opinions, Inc. 1979-April 1992 23.0%
Management	Planning, Inc. 1980-1995 27.7%
Average	32.5%
(a)	Years were not published, but they were likely 1969-1972 (b) Median discount

Based on the discount studies we determined that the marketability discount is approximately 25% - 45%

Marketability Discount of Valuation

Valuation	Weighted Average $900.00 $1,100.00
Discount	of Valuation Average
25%	$675.00 $825.00
30%	$630.00 $770.00
35%	$585.00 $715.00
40%	$540.00 $660.00
45%	$495.00 $605.00

Selected Range of Fair Value: $600.00 - $700.00 Midpoint: $650.00

Sensitivity Analysis

Price	Per Share Price/ Book Value Price/ Tangible Book Price/ LTM EPS Price/ Core EPS
$500.00	56% 63% 8.8x 8.8x
$550.00	62% 69% 9.7x 9.7x
$600.00	68% 76% 10.5x 10.6x
$650.00	73% 82% 11.4x 11.5x
$700.00	79% 88% 12.3x 12.3x
$750.00	85% 95% 13.2x 13.2x
$800.00	90% 101% 14.0x 14.1x
$850.00	96% 107% 14.9x 15.0x
$900.00	101% 113% 15.8x 15.9x
$950.00	107% 120% 16.7x 16.8x
$1,000.00	113% 126% 17.6x 17.6x
$1,050.00	118% 132% 18.4x 18.5x
$1,100.00	124% 139% 19.3x 19.4x
$1,150.00	130% 145% 20.2x 20.3x

Going Private Premium Study

HBI selected 26 going private transactions announced since 9/03/02 The analysis includes only reverse stock splits and cash-out mergers The analysis includes only bank and thrift transactions The analysis excludes transactions that could be deemed a change of control HBI analyzed the range of premiums paid over the trading price

Selected Transactions

Company	Ticker Announce Date Transaction Type Assets ($000’s) Transaction Value % of Shares Premium
FC	Banc Corp. FCBQ 6/24/05 Cash Out Merger 162,234 NA NA 2.2%
FFD	Financial Corporation FFDF 5/24/05 Reverse Stock Split 139,705 1,482,000 6.6% 23.0%
Community	Investors Bancorp Inc. CIBI 5/17/05 Reverse Stock Split 122,762 NA 3.8% 13.2%
United	Tennessee Bankshares, Inc. UTBI 4/14/05 Cash Out Merger 122,659 NA 21.9% 20.5%
Northeast	Indiana Bancorp, Inc. NIDB 3/16/05 Reverse Stock Split 232,611 331,867 1.0% 17.5%
ASB	Financial Corp. ASBP 3/3/05 Reverse Stock Split 172,961 1,985,659 5.0% 11.4%
First	Manitowoc Bancorp, Inc. FWBW 2/25/05 Cash Out Merger 606,753 1,844,700 1.4% 27.9%
Benchmark	Bankshares, Inc. BMBN 12/23/04 Reverse Stock Split 284,623 11,796,169 20.9% 11.8%
KS	Bancorp, Inc. KSBI 12/22/04 Reverse Stock Split 223,208 1,418,040 4.9% 23.1%
Commercial	National Financial Corp. CEFC 11/18/04 Cash Out Merger 243,859 8,750,000 17.1% 13.6%
Fidelity	Federal Bancorp FDLB 11/11/04 Reverse Stock Split 201,842 2,000,000 10.0% 6.3%
Blackhawk	Bancorp, Inc. BHWB 10/22/04 Reverse Stock Split 415,911 995,566 2.6% 27.1%
Sturgis	Bancorp, Inc. STBI 9/29/04 Cash Out Merger 312,431 588,832 1.3% 18.1%
Southern	Michigan Bancorp Inc. SOMC 9/3/04 Cash Out Merger 310,815 1,213,215 5.1% 20.3%
First	Banking Center, Inc. FBCI 8/20/04 Reverse Stock Split 565,408 21,660,000 24.2% 17.6%
Hemlock	Federal Financial Corp. HMLK 6/1/04 Reverse Stock Split 312,468 232,000 0.8% 2.1%
Home	Loan Financial Corporation HLFC 5/18/04 Reverse Stock Split 160,342 1,754,164 5.0% 30.5%
Coddle	Creek Financial Corp. CDLX 3/30/04 Reverse Stock Split 137,652 500,000 2.0% 4.1%
Easton	Bancorp Inc. EASB 1/2/04 Cash Out Merger 101,837 3,013,650 24.3% (6.9%)
IBW	Financial Corp. IBWF 12/31/03 Reverse Stock Split 302,720 470,230 1.9% 65.9%
HFB	Financial Corporation HFBA 10/28/03 Cash Out Merger 256,689 468,400 1.6% 3.4%
First	Cherokee Bancshares, Inc. FCKE 9/19/03 Cash Out Merger 190,938 6,081,814 35.3% 14.0%
Valley	Ridge Financial Corp. VYRG 9/19/03 Reverse Stock Split 193,008 1,660,000 4.9% 11.1%
BankPlus,	FSB BPLS 7/15/03 Reverse Stock Split 313,234 200,000 0.8% 6.7%
Capital	Directions, Inc. CTDN 6/25/03 Cash Out Merger 129,839 551,450 1.7% (3.8%)
Chesapeake	Financial Shares, Inc. CPKF 9/3/02 Reverse Stock Split 332,424 1,979,073 6.5% 18.7%
3rd	Quartile 26 312,027 $ 1,992,830 10.0% 20.4%
Median	26 227,910 $ 1,482,000 4.9% 13.8%
1st	Quartile 26 160,815 $525,725 1.7% 6.4%

Source: SNL Financial, LC and SEC Filings

Premium Analysis

Based on a review of these 26 transactions, the median premium paid was 13.8%, with an inter-quartile range of between 6.4% and 20.4%, or approximately 5% to 20%.

Premium

Price 5.0% 10.0% 15.0% 20.0%

Selected Range of Fair Value:

Low $600.00 $630.00 $660.00 $690.00 $720.00

Midpoint $650.00 $682.50 $715.00 $747.50 $780.00

High $700.00 $735.00 $770.00 $805.00 $840.00

Pro Forma Analysis-Common Stock

Shareholder List Analysis - Common

Stratification	of Ownership Shareholders
Shares	Held Share-holders Shares Cumulative Shares Above Below
Registered	332
0	- 9 39 200 200 293 39
10	- 14 33 351 551 260 72
15	- 24 25 485 1,036 235 97
25	- 34 33 932 1,968 202 130
35	- 49 18 738 2,706 184 148
50	- 99 46 2,998 5,704 138 194
100	- 299 67 10,905 16,609 71 261
300	- 499 17 6,365 22,974 54 278
500	- 999 18 12,648 35,622 36 296
1,000	+ 18 60,042 95,664 18 314
Total	Registered 314 95,664
Street	Name
NOBO	6,119
OBO	7,137
Total	Street Name 18 13,256
Total	332 108,920

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

Cash Out Merger Analysis - Common

Cash Out Merger at

Total	1:10 1:15 1:25 1:35
Registered	Shareholders
Cashed	Out 332 39 72 97 130
Remaining	332 293 260 235 202
Shares	Cashed Out
Registered	Shareholders 95,664 200 551 1,036 1,968
NOBO	Shareholders 6,119 18 90 294 443
OBO	Shareholders 7,137 21 105 343 517
Total	108,920 239 746 1,673 2,928
Percent	of Outstanding Shares Cashed Out
Registered	95,664 0.2% 0.5% 1.0% 1.8%
NOBO	6,119 0.0% 0.1% 0.3% 0.4%
OBO	7,137 0.0% 0.1% 0.3% 0.5%
Total	108,920 0.2% 0.7% 1.5% 2.7%
Estimated	Cost ($000’s)
$600.00	$143 $448 $1,004 $ 1,757
$650.00	$155 $485 $1,087 $ 1,903
$700.00	$167 $522 $1,171 $ 2,049
$750.00	$179 $559 $1,255 $ 2,196
$800.00	$191 $597 $1,338 $ 2,342

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Reverse Stock Split Analysis - Common

Reverse Stock Split at

Total	1:10 1:15 1:25 1:35
Registered	Shareholders
Cashed	Out 332 39 72 97 130
Remaining	332 293 260 235 202
Shares	Cashed Out
Registered
Shareholders	Below Threshold 200 551 1,036 1,968
Fractional	Shares 754 1,588 1,728 2,836
Total	Registered 95,664 954 2,139 2,764 4,804
NOBO
Shareholders	Below Threshold 18 90 294 443
Fractional	Shares 151 269 350 426
Total	NOBO 6,119 169 359 644 869
OBO
Total	OBO 7,137 197 419 751 1,014
Total	108,920 1,320 2,917 4,159 6,687
Percent	of Outstanding Shares Cashed Out
Registered	95,664 0.9% 2.0% 2.5% 4.4%
NOBO	6,119 0.2% 0.3% 0.6% 0.8%
OBO	7,137 0.2% 0.4% 0.7% 0.9%
Total	108,920 1.2% 2.7% 3.8% 6.1%
Estimated	Cost ($000’s)
$600.00	$792 $1,750 $ 2,495 $ 4,012
$650.00	$858 $1,896 $ 2,703 $ 4,346
$700.00	$924 $2,042 $ 2,911 $ 4,681
$750.00	$990 $2,188 $ 3,119 $ 5,015
$800.00	$1,056 $2,333 $ 3,327 $ 5,349

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Preferred Stock Valuation Analysis

Methodologies

To establish a range of fair value for the preferred stock of Southern Bancshares, Inc. “Southern”, Howe Barnes Investments, Inc. “HBI” utilized two valuation methodologies:

Comparison to preferred stock dividend yields of banks nationwide

Dividend discount analysis

In addition, HBI reviewed the historic trading activity of Southern’s preferred stock

HBI reconciled the results of these analyses to establish a range of fair values for Southern’s preferred stock

Preferred Stock Trading History-Last 3 Years

Trade Price

$12.00 $11.25 $10.00 $8.00 $6.00 $4.00 $2.00 $-

Share Volume

3,500 3,000 2,500 2,000 1,500 1,000 500 -

05/22/02 06/26/02 11/04/02 01/03/03 02/28/03 04/14/03 06/03/03 11/04/03 02/04/04

05/06/04 05/11/04 07/12/04 7/22/04 09/13/04 09/23/04 11/18/04 11/18/04 12/07/04 12/16/04

Volume Price

Range implied by trade history - $11.25 to $11.25

*	Trade data supplied by Southern management

All Bank - Preferred Stock Dividend Analysis

To help establish the range of fair value for the preferred stock of Southern, HBI reviewed the dividend yield for all publicly traded preferred stocks nationwide:

Trading	Issue Actual 8-9-05
Company	Name Symbol Date Price Div. Rate Description Price Div. Rate
Citigroup,	Inc. C-F $50.00 6.37% Cum preferred series F depositary shares $52.59 6.05%
Citigroup,	Inc. C-G $50.00 6.21% Cum preferred series G depositary shares $52.50 5.96%
Citigroup,	Inc. C-H $50.00 6.23% Cum preferred series H depositary shares $53.40 5.84%
Citigroup,	Inc. C-M $50.00 5.86% Cum preferred series M depositary shares $50.50 5.80%
Doral	Financial Corp DRLPE 02/22/1999 $50.00 7.00% Series A noncum preferred $51.40 6.81%
Doral	Financial Corp DRLOE 08/31/2000 $25.00 8.35% Series B noncum preferred $26.29 7.95%
Doral	Financial Corp DRLNE 05/30/2002 $25.00 7.25% Series C noncum preferred $26.73 6.77%
First	BanCorp FBP-A 04/29/1999 $25.00 7.13% Series A preferred $26.30 6.65%
First	BanCorp FBP-B 10/27/2000 $25.00 8.35% Series B preferred $27.25 7.63%
First	BanCorp FBP-C 05/18/2001 $25.00 7.40% Series C preferred $26.45 6.89%
First	BanCorp FBP-D 01/30/2002 $25.00 7.25% Series D preferred $26.60 6.80%
First	BanCorp FBP-E 09/26/2003 $25.00 7.00% Series E preferred $26.30 6.65%
First	Republic Bank FRC-A 01/28/2004 $25.00 6.70% Noncum preferred series A $25.60 6.52%
First	Republic Bank FRC-B 03/18/2005 $25.00 6.25% Series B preferred depositary shares $25.35 6.15%
JPMorgan	Chase & Co. JPM-H $50.00 6.63% Series H preferred depositary shares $51.72 6.40%
Oriental	Financial Group OFG-A 04/30/1999 $25.00 7.13% Series A preferred stock, $1.00 par value $25.75 6.91%
Oriental	Financial Group OFG-B 09/25/2003 $25.00 7.00% Series B preferred stock, $1.00 par value $26.20 6.68%
Popular,	Inc. BPOPO 02/24/2003 $25.00 6.38% Series A pref stock $25.76 6.17%
R	& G Financial Corp RGFPE 08/26/1998 $25.00 7.40% Series A preferred $26.25 7.05%
R	& G Financial Corp RGFOE 12/20/1999 $25.00 7.75% Series B preferred $26.60 7.29%
R	& G Financial Corp RGFLE 03/09/2001 $25.00 7.60% Series C preferred $26.59 7.15%
R	& G Financial Corp RGFME 01/22/2002 $25.00 7.25% Series D preferred $25.74 7.03%
W	Holding Company WBPRO 05/29/1999 $25.00 7.25% Series B preferred stock $26.12 6.93%
W	Holding Company WBPRN 03/13/2001 $25.00 7.60% Series C non-cumulative preferred stock $26.74 7.11%
W	Holding Company WBPRM 07/13/2001 $25.00 7.40% Series D preferred stock, $1.00 par value $26.25 7.01%
W	Holding Company WBPRL $25.00 6.88% Series E non-cumulative preferred stock $25.51 6.70%
W	Holding Company WBPRZ 05/29/2003 $25.00 6.70% Series F non-cumulative preferred stock $25.89 6.45%
W	Holding Company WBPRK 08/28/2003 $25.00 6.90% Series G non-cumulative preferred stock $26.00 6.62%
Median	6.74%
Average	6.71%
1st	Quartile 6.44%
3rd	Quartile 7.02%

Trade data as of August 9, 2005 Source: SNL Financial, LC and NYSE

All Bank - Preferred Stock Dividend Analysis

National	Yield Southern Dividend Implied Price
Median	6.74% $0.90 $13.35
Average	6.71% $0.90 $13.41
1st	Quartile 6.44% $0.90 $13.98
3rd	Quartile 7.02% $0.90 $12.82

Range implied by national preferred stock dividend yields - $12.75 to $14.00

Trade data as of August 9, 2005 Source: SNL Financial, LC and NYSE

Dividend Discount Analysis (1)

Dividend Rate

Discount Rate

$0.90

6%	$15.00
7%	$12.86
8%	$11.25
9%	$10.00

HBI discounted Southern’s projected dividends to present value at discount rates between 6% and 9%, to reflect the dividend yield received by shareholders.

HBI then assumed that the $.90 dividend was paid in perpetuity.

The sum of these values was the implied present value per share.

Range implied by dividend discount analysis - $10.00 to $15.00

(1)	Based on Southern’s management projections

Summary of Valuation Results

Range Implied by:

Low	High
Trade	History $11.25 $11.25
All	Bank Preferred Stock $12.75 $14.00
Dividend	Discount Analysis $10.00 $15.00
Average	$11.33 $13.42

Valuation Considerations

Southern is a very safe and sound bank Southern has never missed a dividend payment The stated yield is above market

Selected Range of Fair Value: $11.25 - $13.50

Premium Analysis

Based on a review of these 26 transactions, the median premium paid was 13.8%, with an inter-quartile range of between 6.4% and 20.4%, or approximately 5% to 20%.

Premium
Price	5.0% 10.0% 15.0% 20.0%
Selected	Range of Fair Value:
Low	$11.25 $11.81 $12.38 $12.94 $13.50
Midpoint	$12.38 $12.99 $13.61 $14.23 $14.85
High	$13.50 $14.18 $14.85 $15.53 $16.20

Pro Forma Analysis-Series B

Preferred Stock

Shareholder List Analysis - Preferred

Stratification	of Ownership Shareholders
Shares	Held Share-holders Shares Cumulative Shares Remaining Eliminated
Registered	537
0	- 99 192 7,273 7,273 345 192
100	- 149 48 6,224 13,497 297 240
150	- 199 25 4,412 17,909 272 265
200	- 299 39 9,668 27,577 233 304
300	- 399 32 10,955 38,532 201 336
400	- 499 36 16,166 54,698 165 372
500	- 599 15 8,247 62,945 150 387
600	- 799 25 17,212 80,157 125 412
800	- 999 24 21,759 101,916 101 436
1,000	+ 64 200,857 302,773 37 500
Total	Registered 500 302,773
Street	Name
NOBO	35,458
OBO	12,362
Total	Street Name 37 47,820
Total	537 350,593

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

Cash Out Merger Analysis - Preferred

Cash Out Merger at

Total	1:150 1:200 1:300 1:400
Registered	Shareholders
Cashed	Out 537 240 265 304 336
Remaining	537 297 272 233 201
Shares	Cashed Out
Registered	Shareholders 302,773 13,497 17,909 27,577 38,532
NOBO	Shareholders 35,458 644 1,278 2,388 3,072
OBO	Shareholders 12,362 225 446 833 1,071
Total	350,593 14,366 19,633 30,798 42,675
Percent	of Outstanding Shares Cashed Out
Registered	302,773 3.8% 5.1% 7.9% 11.0%
NOBO	35,458 0.2% 0.4% 0.7% 0.9%
OBO	12,362 0.1% 0.1% 0.2% 0.3%
Total	350,593 4.1% 5.6% 8.8% 12.2%
Estimated	Cost ($000’s)
$11.00	$158 $216 $339 $469
$12.00	$172 $236 $370 $512
$13.00	$187 $255 $400 $555
$14.00	$201 $275 $431 $597
$15.00	$215 $294 $462 $640

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Reverse Stock Split Analysis - Preferred

Reverse Stock Split at

Total	1:150 1:200 1:300 1:400
Registered	Shareholders
Cashed	Out 537 240 265 304 336
Remaining	537 297 272 233 201
Shares	Cashed Out
Registered
Shareholders	Below Threshold 13,497 17,909 27,577 38,532
Fractional	Shares 18,676 20,264 25,596 25,441
Total	Registered 302,773 32,173 38,173 53,173 63,973
NOBO
Shareholders	Below Threshold 644 1,278 2,388 3,072
Fractional	Shares 1,964 1,980 3,370 3,186
Total	NOBO 35,458 2,608 3,258 5,758 6,258
OBO
Total	OBO 12,362 909 1,136 2,007 2,182
Total	350,593 35,690 42,567 60,938 72,413
Percent	of Outstanding Shares Cashed Out
Registered	302,773 9.2% 10.9% 15.2% 18.2%
NOBO	35,458 0.7% 0.9% 1.6% 1.8%
OBO	12,362 0.3% 0.3% 0.6% 0.6%
Total	350,593 10.2% 12.1% 17.4% 20.7%
Estimated	Cost ($000’s)
$11.00	$393 $468 $670 $797
$12.00	$428 $511 $731 $869
$13.00	$464 $553 $792 $941
$14.00	$500 $596 $853 $1,014
$15.00	$535 $639 $914 $1,086

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Demographics

Southern Market Demographics – by County

County Rank # Off. Company Deposits in County ($ 000) Deposit Market Share (%) Total Population 2005 (Actual) Population Change 2000-2005 (%) Projected Population Change 2005-2010 (%) Median HH Income 2005 ($) HH Income Change 2000-2005 (%) Projected HH Income Change 2005-2010 (%)

Nash	3 8 142,584 12.59 93,181 6.59 6.62 42,323 13.58 13.95
Pitt	6 4 108,345 8.34 145,561 8.79 7.82 38,353 15.30 15.29
Wayne	4 5 88,086 9.18 115,600 2.00 1.89 38,549 13.20 12.81
Hertford	2 3 84,715 33.50 23,130 2.34 (0.07) 29,559 12.03 11.64
Bertie	1 5 78,068 51.31 19,355 (2.11) (2.76) 27,559 9.47 11.77
Beaufort	4 3 55,809 10.67 45,711 1.67 0.61 35,433 14.23 14.16
Duplin	2 3 54,735 14.92 50,784 3.51 2.80 32,973 10.29 11.47
Halifax	4 3 46,279 8.59 56,981 (0.68) (1.12) 29,484 11.82 12.41
Dare	5 2 41,258 4.87 33,044 10.27 16.10 48,748 13.19 13.74
Sampson	4 3 37,721 9.48 62,877 4.51 3.48 36,091 12.75 12.50
Gates	2 1 29,484 35.32 10,938 4.01 3.54 39,954 12.58 11.49
Northampton	2 2 26,000 25.68 21,925 (0.73) (1.38) 30,256 13.51 12.52
Robeson	8 1 22,520 2.76 129,529 5.02 4.78 31,581 12.29 12.12
Martin	5 2 18,731 6.14 25,620 0.11 0.39 32,158 12.30 13.01
Warren	3 1 17,569 17.26 20,227 1.28 0.01 31,661 11.74 11.81
Chowan	4 2 14,955 9.49 14,232 (2.02) 0.03 35,053 13.37 10.95
Edgecombe	6 1 13,453 5.00 54,605 (1.80) (2.31) 35,132 13.18 10.89
Lenoir	8 2 12,206 2.00 60,239 0.99 0.69 35,391 13.54 13.20
Washington	5 1 8,684 7.29 13,315 (2.97) (3.05) 32,305 11.69 12.89
Jones	3 1 7,582 12.88 10,240 (1.36) (2.44) 34,181 11.61 10.06
NC	Totals 53 908,784 1,007,094
Weighted	Average: North Carolina Franchise 3.42 3.06 35,832 12.78 12.94
Aggregate:	Entire State of North Carolina 8,732,955 8.49 7.74 44,845 14.43 14.51
Aggregate:	National 298,727,898 6.15 6.26 49,747 17.98 17.36

Source: SNL Financial, LC

North Carolina Demographics

Base	2000 Current 2005 Projected 2010 % Change 2000-2005 % Change 2005-2010
Total	Population: 8,049,313 8,732,955 9,408,689 8.49 7.74
0-14	Age Group (%): 21 20 19 5.64 4.38
15-34	Age Group (%): 29 28 26 3.46 3.04
35-54	Age Group (%): 29 30 30 9.44 7.82
55+	Age Group (%): 21 23 24 16.89 16.32
Total	Households: 3,132,013 3,449,221 3,743,609 10.13 8.53
$0-24K	Households (%): 31 26 23 -5.42 -7.13
$25-50K	Households (%): 32 29 26 2.06 -3.66
$50K+	Households (%): 38 44 51 29.40 25.89
Average	Household Income: 51,225 60,038 70,998 17.20 18.26
Median	Household Income: 39,190 44,845 51,350 14.43 14.51
Per	Capita Income: 20,307 24,095 28,641 18.65 18.87

Source: SNL Financial, LC

These materials are for discussion purposes only. They should not be construed as an offer or solicitation with respect to the purchase or sale of any security or to enter into any particular transaction and may not be relied on in evaluating the merits of investing in any security or entering into any transaction.

The information contained herein and any supplemental information or other documents provided in connection herewith are submitted to you on a strictly confidential basis, should be kept confidential and should not be used other than in connection with your evaluation of a proposed structure or transaction. By accepting a copy of this presentation, the recipient agrees that neither it nor any of its employees or advisors shall use the information for any purpose other than evaluating a proposed structure or transaction or divulge the information to any other party. The information contained herein shall not be photocopied, reproduced or distributed to others, in whole or in part, without the prior written consent of Howe Barnes Investments, Inc.

Exhibit A

List of Guideline Companies Prior to Elimination of Certain Banks

Company	Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Elimination Reason
Bank	of Granite Corporation GRAN Granite Falls NC 1,069,400 9.62 1.31 7.59 12.23 18.6 191.9
Capital	Bank Corporation CBKN Raleigh NC 917,392 7.99 0.70 3.57 7.36 18.9 167.2
CIVITAS	BankGroup, Inc. CVBG Franklin TN 705,342 10.92 0.73 -15.95 6.37 23.2 285.3 Metro Market
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 1,018,095 13.82 0.87 8.66 6.13 20.5 283.6
Eastern	Virginia Bankshares, Inc. EVBS Tappahannock VA 732,450 11.36 0.96 6.48 7.43 14.3 178.8
First	Citizens Bancshares, Inc. Dyersburg TN 788,043 13.86 1.10 6.50 6.51 NA NA No Pricing Data
First	Farmers and Merchants Corporation Columbia TN 846,248 7.84 0.99 1.27 11.27 NA NA No Pricing Data
First	M & F Corporation FMFC Kosciusko MS 1,207,852 10.29 1.01 10.41 8.24 13.1 153.4
First	National Bank of Shelby FNSE Shelby NC 760,020 9.36 1.19 9.27 11.85 NA NA No Pricing Data
FNB	Corp. FNBN Asheboro NC 904,602 10.96 1.05 8.56 7.72 13.2 171.5
LSB	Bancshares, Inc. LXBK Lexington NC 989,327 9.46 0.93 9.92 9.16 17.5 166.7
National	Bankshares, Incorporated NKSH Blacksburg VA 819,574 14.26 1.56 3.95 9.00 13.4 229.6
Old	Point Financial Corporation OPOF Hampton VA 700,303 11.74 1.18 3.70 10.12 15.2 170.0
Peoples	Bancorp of North Carolina, Inc. PEBK Newton NC 709,559 9.80 0.73 3.42 7.42 14.0 132.7
Peoples	BancTrust Company, Inc. PBTC Selma AL 781,485 8.26 0.79 2.50 9.57 13.9 121.4
Yadkin	Valley Bank and Trust Company YAVY Elkin NC 990,772 9.34 1.09 13.49 7.97 14.9 201.7

Guideline Company Criteria

Bank

Merger Target - No

Region - Southeast

Assets - $700M-$1.3B

ROAE LTM<15%

Asset Growth LTM<15%

Exhibit B

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Insider Ownership % Avg. Daily Vol. (Shrs)

F	& M Bancorporation FMBC Tulsa OK 1,102,484 10.86 0.85 9.33 7.45 9.9 106.8 NA 0
Peoples	BancTrust Company, Inc. PBTC Selma AL 781,485 8.26 0.79 2.50 9.57 13.9 121.4 12.28 814
Camco	Financial Corporation CAFI Cambridge OH 1,069,357 -0.91 -0.08 0.06 7.90 NM 130.9 8.90 5,898
Home	Federal Bancorp HOMF Columbus IN 848,897 6.11 0.54 -0.92 8.55 21.9 133.4 15.30 10,771
Peoples	Bancorp of North Carolina, Inc. PEBK Newton NC 709,559 9.80 0.73 3.42 7.42 14.0 132.7 14.03 379
Berkshire	Bancorp Inc. BERK New York NY 1,002,927 6.71 0.72 3.35 9.22 17.8 136.9 57.50 2,670
Mercantile	Bancorp, Incorporated MBR Quincy IL 1,078,300 10.22 0.84 7.91 7.72 13.2 138.0 5.23 240
Wainwright	Bank & Trust Company WAIN Boston MA 714,188 10.46 0.94 5.52 9.16 13.4 137.5 52.37 795
AmeriServ	Financial, Inc. ASRV Johnstown PA 996,786 -11.21 -0.86 -15.41 7.48 NM 145.7 6.30 8,795
Chemung	Financial Corporation CHMG Elmira NY 711,394 9.70 1.09 -3.10 11.16 15.2 146.8 27.40 292
North	Dallas Bank & Trust Company NODB Dallas TX 916,724 6.19 0.66 4.69 10.59 24.9 151.4 NA 0
First	M & F Corporation FMFC Kosciusko MS 1,207,852 10.29 1.01 10.41 8.24 13.1 153.4 25.87 1,895
SNB	Bancshares, Inc. SNBT Sugar Land TX 1,109,298 4.43 0.31 1.59 7.90 36.4 160.1 33.86 2,478
FNB	Financial Services Corporation FNBF Greensboro NC 979,446 11.57 0.92 24.55 7.41 15.2 165.4 8.51 1,789
First	United Corporation FUNC Oakland MD 1,267,422 10.68 0.66 8.80 5.89 15.7 164.4 4.29 5,734
Capital	Bank Corporation CBKN Raleigh NC 917,392 7.99 0.70 3.57 7.36 18.9 167.2 15.28 5,947
RCB	Corporation RCBC Sacramento CA 748,788 11.86 0.94 7.03 8.19 16.2 165.4 NA 0
LSB	Bancshares, Inc. LXBK Lexington NC 989,327 9.46 0.93 9.92 9.16 17.5 166.7 5.95 1,217
Old	Point Financial Corporation OPOF Hampton VA 700,303 11.74 1.18 3.70 10.12 15.2 170.0 25.60 230
Citizens	& Northern Corporation CZNC Wellsboro PA 1,133,701 10.82 1.24 1.30 11.72 16.2 170.0 2.97 6,228
FNB	Corp. FNBN Asheboro NC 904,602 10.96 1.05 8.56 7.72 13.2 171.5 11.30 4,454
First	Security Group, Inc. FSGI Chattanooga TN 831,254 6.74 0.78 26.08 9.10 21.4 168.9 9.96 71,867
LNB	Bancorp, Inc. LNBB Lorain OH 791,078 8.05 0.73 4.06 8.53 20.4 171.1 11.65 19,879
Dacotah	Banks, Inc. DBIN Aberdeen SD 1,072,989 10.53 1.03 8.08 9.12 15.8 173.2 NA 209
Center	Bancorp, Inc. CNBC Union NJ 1,178,568 11.77 0.77 26.21 7.25 14.9 178.1 10.06 15,478
ACNB	Corporation ACNB Gettysburg PA 916,710 12.62 0.99 2.04 7.54 13.5 180.0 1.85 1,633
Eastern	Virginia Bankshares, Inc. EVBS Tappahannock VA 732,450 11.36 0.96 6.48 7.43 14.3 178.8 4.00 662
First	Chester County Corporation FCEC West Chester PA 820,344 9.57 0.65 8.04 6.83 18.9 173.8 15.00 1,030
Northern	States Financial Corporation NSFC Waukegan IL 750,348 5.16 0.49 -5.55 8.07 28.5 176.4 37.00 832
Dearborn	Bancorp, Inc. DEAR Dearborn MI 700,493 8.44 0.97 47.33 10.24 22.0 183.0 24.35 11,102
Alliance	Financial Corporation ALNC Syracuse NY 936,680 10.78 0.83 9.33 6.60 15.7 188.0 11.15 1,511
Northrim	BanCorp Inc. NRIM Anchorage AK 836,565 12.97 1.35 13.16 9.59 14.0 184.0 8.00 1,817
Enterprise	Bancorp, Inc. EBTC Lowell MA 898,571 12.92 0.95 10.96 6.49 14.5 193.1 34.07 772
Ohio	Valley Banc Corp. OVBC Gallipolis OH 721,734 12.14 0.95 0.64 7.88 15.7 188.3 4.99 2,003
Republic	First Bancorp, Inc. FRBK Philadelphia PA 781,525 16.74 1.41 22.63 7.50 11.3 188.9 28.70 5,053
Bancorp,	Inc. TBBK Wilmington DE 736,966 4.57 0.91 46.39 17.29 45.6 185.7 22.78 12,760
First	of Long Island Corporation FLIC Glen Head NY 988,754 13.18 1.27 3.72 9.22 14.9 189.7 18.23 664
QCR	Holdings, Inc. QCRH Moline IL 920,061 10.89 0.61 13.37 5.75 18.7 188.0 9.54 527
Cambridge	Bancorp CATC Cambridge MA 725,803 13.23 1.12 0.71 8.46 14.7 191.2 NA 3,185
First	Financial Service Corporation FFKY Elizabethtown KY 751,849 14.13 1.17 8.70 7.22 12.4 193.8 16.76 1,039
Bank	of Granite Corporation GRAN Granite Falls NC 1,069,400 9.62 1.31 7.59 12.23 18.6 191.9 8.12 14,394
German	American Bancorp GABC Jasper IN 909,227 9.40 0.84 -2.28 8.81 20.3 195.4 16.10 57,756
PAB	Bankshares, Inc. PAB Valdosta GA 933,747 12.03 1.16 26.31 8.47 15.9 196.8 26.82 3,020

*Highlighted banks chosen for Guideline Companies

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Insider Ownership % Avg. Daily Vol. (Shrs)

MetroCorp	Bancshares, Inc. MCBI Houston TX 909,210 10.46 0.99 3.42 9.78 19.8 197.6 34.53 1,038
Royal	Bancshares of Pennsylvania, Inc. RBPAANarberth PA 1,263,699 15.73 1.80 6.58 11.54 13.2 198.0 77.04 3,539
Horizon	Bancorp HBNC Michigan City IN 1,098,631 13.04 0.74 36.26 4.04 13.2 195.9 13.80 4,826
Firstbank	Corporation FBMI Alma MI 830,687 13.12 1.21 5.68 8.34 14.5 199.7 3.70 1,940
Yadkin	Valley Bank and Trust Company YAVY Elkin NC 990,772 9.34 1.09 13.49 7.97 14.9 201.7 10.00 6,504
Centerstate	Banks of Florida, Inc. CSFL Winter Haven FL 830,042 7.69 0.60 22.73 10.34 31.4 200.6 23.98 1,030
CityBank	CTBK Lynnwood WA 754,662 12.03 2.81 19.50 21.62 17.1 201.4 23.14 7,059
Westbank	Corporation WBKC West SpringfieldMA 768,336 9.04 0.56 0.29 5.11 20.0 208.7 18.72 3,145
Pacific	Mercantile Bancorp PMBC Costa Mesa CA 922,545 7.66 0.67 15.74 8.41 29.0 205.1 12.40 8,732
Shore	Bancshares, Inc. SHBI Easton MD 819,795 12.55 1.47 5.11 10.41 15.1 210.5 6.33 5,285
Wilber	Corporation GIW Oneonta NY 755,054 12.84 1.15 3.98 8.44 15.7 213.6 35.18 160
Ames	National Corporation ATLO Ames IA 834,157 11.50 1.52 5.68 13.40 20.0 225.3 8.40 8,227
Oak	Hill Financial, Inc. OAKF Jackson OH 1,211,267 9.33 0.75 23.50 6.79 21.6 215.4 29.64 6,479
Cascade	Financial Corporation CASB Everett WA 1,158,819 12.87 1.11 10.25 6.62 13.7 218.6 19.50 2,886
Security	National Corporation SNLC Sioux City IA 814,900 14.46 1.51 0.91 10.15 15.3 221.0 NA 0
Peapack-Gladstone	Financial Corporation PGC Gladstone NJ 1,177,156 14.46 1.24 16.15 8.35 16.3 222.0 10.72 6,880
Heritage	Commerce Corp HTBK San Jose CA 1,097,696 11.84 1.05 0.61 9.49 20.4 225.5 13.70 53,784
Exchange	Bank of Santa Rosa, California EXSR Santa Rosa CA 1,283,982 14.74 1.36 10.84 8.86 15.5 224.6 NA 20
Preferred	Bank PFBC Los Angeles CA 1,032,877 15.70 1.47 21.90 11.33 18.6 228.7 19.67 8,300
Heritage	Financial Corporation HFWA Olympia WA 722,009 16.39 1.46 8.49 7.94 13.1 228.4 19.32 2,114
Farmers	National Banc Corporation FMNB Canfield OH 832,464 8.57 0.82 3.40 9.48 26.8 231.3 4.92 1,305
National	Bankshares, Incorporated NKSH Blacksburg VA 819,574 14.26 1.56 3.95 9.00 13.4 229.6 6.07 235
CNB	Financial Corporation CCNE Clearfield PA 752,485 12.02 1.13 7.11 7.87 16.5 231.7 8.30 787
Exchange	National Bancshares, Inc. EXJF Jefferson City MO 1,166,418 9.18 0.88 29.39 4.49 13.7 229.0 9.80 2,293
AmericanWest	Bancorporation AWBC Spokane WA 1,107,659 10.71 1.06 1.99 9.00 20.3 234.3 2.84 20,784
First	Citizens Banc Corp. FCZA Sandusky OH 776,046 6.73 0.72 21.96 7.42 24.6 242.7 11.90 3,854
Bank	of Kentucky Financial Corporation BKYF Crestview Hills KY 872,841 14.04 1.19 4.76 7.46 15.0 239.7 43.64 780
Central	Coast Bancorp CCBN Salinas CA 1,248,599 14.23 1.27 18.97 8.75 19.7 256.1 18.10 19,621
Bank	of Marin BMRC Corte Madera CA 814,216 15.84 1.41 17.78 8.85 17.5 239.3 21.10 850
Texas	United Bancshares, Incorporated TXUI La Grange TX 1,242,003 8.93 0.78 65.24 5.21 17.2 247.5 11.24 628
FLAG	Financial Corporation FLAG Atlanta GA 862,509 11.01 0.93 15.10 6.11 18.2 251.5 22.80 5,501
Greater	Community Bancorp GFLS Totowa NJ 904,839 14.79 1.03 13.01 5.57 14.9 252.3 14.86 2,339
Merchants	Bancshares, Inc. MBVT South Burlington VT 1,054,435 16.27 1.17 2.06 6.22 14.3 266.9 33.00 4,194
BNCCORP,	Inc. BNCC Bismarck ND 725,177 8.19 0.53 14.54 2.30 11.3 242.6 19.14 468
Foothill	Independent Bancorp FOOT Glendora CA 798,651 15.99 1.31 7.30 8.48 17.7 255.5 22.90 8,699
Leesport	Financial Corp. FLPB Wyomissing PA 921,599 8.57 0.84 43.34 5.64 16.1 246.5 9.36 1,813
Washington	Banking Company WBCO Oak Harbor WA 705,593 16.76 1.25 11.39 7.56 16.8 251.4 12.88 2,374
Capital	Crossing Bank CAPX Boston MA 1,048,561 18.92 1.63 -12.11 7.41 15.2 260.1 28.36 27,723
First	National Lincoln Corporation FNLC Damariscotta ME 958,572 14.50 1.38 56.13 7.80 15.4 255.8 12.89 1,021
TIB	Financial Corp. TIBB Naples FL 1,012,885 9.41 0.76 33.18 6.86 29.1 261.6 4.90 1,552
North	Valley Bancorp NOVB Redding CA 895,176 13.65 0.99 21.89 5.76 16.1 267.0 16.50 6,325
S.Y.	Bancorp, Inc. SYBT Louisville KY 1,265,655 17.38 1.66 12.20 9.52 16.2 267.9 9.30 10,091
Northern	Empire Bancshares NREB Santa Rosa CA 1,187,300 17.24 1.43 23.71 8.28 18.0 262.1 19.53 9,498

*Highlighted banks chosen for Guideline Companies

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Insider Ownership % Avg. Daily Vol. (Shrs)

Cass	Information Systems, Inc. CASS Bridgeton MO 774,760 14.26 1.32 12.58 8.26 17.7 269.8 26.08 418
Columbia	Bancorp CBBO The Dalles OR 778,938 19.87 1.83 16.82 8.35 14.0 280.7 13.50 2,322
CIVITAS	BankGroup, Inc. CVBG Franklin TN 705,342 10.92 0.73 -15.95 6.37 23.2 285.3 21.15 21,158
Commercial	Bankshares, Inc. CLBK Miami FL 966,034 15.79 1.32 13.31 8.15 20.3 288.9 20.79 11,219
Enterprise	Financial Services Corp EFSC Clayton MO 1,140,522 13.96 0.96 12.25 6.87 22.7 286.0 22.90 7,245
PremierWest	Bancorp PRWT Medford OR 878,465 12.16 1.36 13.27 8.65 21.6 322.2 10.34 45,431
Summit	Financial Group, Inc. SMMF Moorefield WV 946,487 16.75 1.24 11.41 7.04 17.8 292.9 27.09 6,320
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 1,018,095 13.82 0.87 8.66 6.13 20.5 283.6 23.80 10,662
Western	Sierra Bancorp WSBA Cameron Park CA 1,259,110 14.68 1.34 7.19 7.06 16.9 306.0 13.67 5,234
First	Mid-Illinois Bancshares, Incorporated FMBH Mattoon IL 817,684 14.04 1.19 1.97 7.25 18.9 308.2 38.70 1,110
Smithtown	Bancorp, Inc. SMTB Hauppauge NY 794,582 22.15 1.47 25.43 6.35 15.2 315.0 12.24 2,762
Sierra	Bancorp BSRR Porterville CA 1,010,686 20.19 1.46 8.36 7.07 16.7 318.6 48.11 11,243
Pinnacle	Financial Partners, Inc. PNFP Nashville TN 872,076 12.42 0.94 48.74 7.05 32.3 326.4 18.12 12,189
Farmers	& Merchants Bancorp FMCB Lodi CA 1,266,130 14.90 1.44 6.64 9.54 22.7 326.4 11.17 3
Southeastern	Bank Financial Corporation SBFC Augusta GA 786,311 15.47 1.25 15.87 7.78 24.1 352.4 46.96 180
Summit	Bancshares, Inc. SBIT Fort Worth TX 1,008,475 16.01 1.20 4.00 6.64 18.6 327.9 17.00 11,710
West	Bancorporation, Inc. WTBA West Des Moin eIA 1,187,792 20.31 1.70 15.00 7.29 14.9 342.9 2.70 9,367
First	South Bancorp, Inc. FSBK Washington NC 791,911 20.62 1.62 10.02 7.55 17.7 353.6 23.34 5,385
First	National Community Bancorp, Inc. FNCB Dunmore PA 955,334 13.12 1.09 11.52 8.51 29.5 355.6 27.30 1,171
Community	Bancorp, Inc. CMBC Escondido CA 770,200 17.03 1.53 44.81 6.66 18.3 359.4 20.50 6,303
Cascade	Bancorp CACB Bend OR 1,161,228 21.24 1.82 32.72 7.53 20.5 412.7 6.17 29,834
Temecula	Valley Bancorp, Inc. TMCV Temecula CA 724,216 28.61 1.97 37.22 6.97 18.8 426.2 25.85 5,142
Silver	State Bancorp SSBX Henderson NV 727,632 30.12 1.99 21.43 7.00 19.5 482.1 NA 1,859
Bank	of Guam BKGM Hagatna GU 779,828 10.26 0.90 4.10 NA 9.5 NA 45.50 0
Bank	of Utica BKUT Utica NY 958,601 16.14 1.34 0.79 9.05 NA NA NA 0
Baylake	Corporation BYLK Sturgeon Bay WI 1,105,235 15.16 1.09 9.73 NA 12.5 NA 12.35 540
CNB	Corporation Conway SC 721,070 13.03 1.30 8.57 9.83 NA NA 15.50 NA
First	Citizens Bancshares, Inc. Dyersburg TN 788,043 13.86 1.10 6.50 6.51 NA NA 15.06 NA
First	Farmers and Merchants Corporation Columbia TN 846,248 7.84 0.99 1.27 11.27 NA NA 9.27 NA
First	National Bank of Shelby FNSE Shelby NC 760,020 9.36 1.19 9.27 11.85 NA NA NA 0
Florida	Community Banks, Inc. Immokalee FL 789,272 28.04 2.25 31.17 7.82 NA NA 26.48 NA
National	Bank of Indianapolis Corporation Indianapolis IN 925,714 13.35 0.69 5.10 5.09 NA NA 36.40 NA
Palmetto	Bancshares, Inc. Laurens SC 1,052,002 16.36 1.33 11.88 7.75 NA NA 15.00 NA
Median	119 904,839 12.16 1.09 8.80 7.90 16.7 215.4 15.3 2,670
Average	119 926,159 12.49 1.10 12.44 8.23 18.1 227.3 18.8 6,737
Minimum	119 700,303 -11.21 -0.86 -15.95 2.30 9.5 106.8 1.9 0

*Highlighted banks chosen for Guideline Companies